UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
January 7, 2011
(Date of earliest event reported)

GLOBAL GEOPHYSICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34709	05-0574281
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

13927 South Gessner Road
Missouri City, TX 77489
(Address of principal executive offices)

(713) 972-9200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of January 7, 2011, the Board of Directors (the “Board”) of Global Geophysical Services Inc. (the “Company”) approved by unanimous consent, under Company’s 2006 Incentive Compensation Plan, the 2011 compensation packages for three of its independent directors. More specifically, for their services as members of the Board, Messrs. Damir S. Skerl (“Mr. Skerl”), Michael C. Forrest (“Mr. Forrest”) and Karl F. Kurz (“Mr. Kurz”) were each granted a compensation package consisting of 3,500 shares of Company’s common stock, subject to Company’s standard vesting requirements, and $35,000 in cash consideration of which $25,000 shall be for director’s fees and $10,000 for director’s related expenses (the “2011 Director Compensation Package”). In addition, for his services as Chairman of the Audit Committee, Mr. Kurz was awarded for year 2011 an additional grant of 1,000 shares of Company’s common stock, subject to Company’s standard vesting requirements (the “Audit Committee Chairman Compensation Package”).

Mr. Kurz has been also elected as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. As previously announced in the 8-K released by Company on January 5, 2010. Mr. Kurz was nominated and unanimously approved to fill the vacated seat of retiring Board member, John R. Russell, for the remainder of the unexpired term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL GEOPHYSICAL SERVICES, INC.

January 13, 2011	By: /s/ P. Mathew Verghese
P. Mathew Verghese Senior Vice President and Chief Financial Officer